                                                                      EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE


                     LANNETT COMPANY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                           2005                         2004                         2003
                                           --------------------------------  ---------------------------  --------------------------
                                           NET (LOSS)/INCOME      SHARES      NET INCOME       SHARES      NET INCOME      SHARES
                                               (NUMERATOR)    (DENOMINATOR)  (NUMERATOR)   (DENOMINATOR)   (NUMERATOR) (DENOMINATOR)

Basic (loss)/earnings per share factors      $ (32,779,596)     24,097,472   $ 13,215,454   20,831,750    $ 11,666,887   19,968,633
Effect of potentially dilutive option
  plans                                                                                        222,194                      152,681
                                             -------------      ----------   ------------   ----------    ------------   ----------

Diluted (loss)/earnings per share factors    $ (32,779,596)     24,191,578   $ 13,215,454   21,053,944    $ 11,666,887   20,121,314
                                             =============      ==========   ============   ==========    ============   ==========

Basic (loss)/earnings per share              $       (1.36)                  $       0.63                 $       0.58
Diluted (loss)/earnings per share            $       (1.36)                  $       0.63                 $       0.58




Dilutive shares have been excluded in the weighted average shares used for the calculation of earnings per share in periods of net loss because the effect of such securities would be anti-dilutive. The number of anti-dilutive weighted average shares that have been excluded in the computation of diluted earnings per share for the year ended June 30, 2005, 2004 and 2003 were 857,108, 178,500, and 0, respectively.





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